Exhibit 10.16

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

SUBLICENSING CONSENT AND AMENDMENT

This SUBLICENSING CONSENT AND AMENDMENT (the “Consent”) is entered this August 2, 2006 (the “Consent Date”) by BioDelivery Sciences International, Inc. (“Parent”), its wholly-owned subsidiary Arius Pharmaceuticals, Inc. (“Arius”; with Parent, “BDSI”), and CDC IV, LLC (“CDC”)

WHEREAS, BDSI and CDC are parties to that certain Clinical Development and License Agreement, dated July 14, 2005, as amended February 15, 2006 and May 16, 2006 (as amended, the “CDC License”), and Security Agreement, dated February 15, 2006, as amended May 16, 2006 (the “Security Agreement”), under which CDC has certain rights with respect to certain intellectual property rights and assets of Arius related to Arius’ BEMA Fentanyl product;

WHERAS, Arius and Parent intend to enter into a licensing agreement with Meda AB, a Swedish corporation (“Meda”), granting Meda rights to develop and commercialize the BEMA Fentanyl product in Europe as will be described in a license agreement to be executed between Arius, Parent, and Meda in a form substantially similar to that attached hereto as Exhibit A (the “Meda License”), such license to be executed simultaneously with or following the execution of this Consent;

WHEREAS, the Meda License requires (i) Meda to be granted the right under the Program Data (as defined in the CDC Agreement) to (1) develop the Licensed Product (as defined in the Meda License) for use and sale in the Territory (as defined in the Meda License) and (2) make or have made Licensed Product for such development purposes, including, with respect to (1) and (2), a right of reference to all Program Data solely for purposes of developing and obtaining regulatory approval of the Licensed Product in the Territory (as defined in the Meda License), (ii) Meda to be granted the right under the Program Data, effective upon the initial Governmental Approval (as defined in the Meda License) of the Licensed Product in the Territory (as defined in the Meda License), to make and have made Licensed Product for sale in the Territory (as defined in the Meda License) and use, have used, market, advertise, promote, distribute, offer for sale, and sell Licensed Product in the Territory (as defined in the Meda License), and (iii) that Meda’s rights shall survive any: (1) termination of the CDC License by CDC pursuant to Section 10.2, 10.3, or 10.4 thereof for which Arius does not exercise its continuation rights under Section 10.7 of the CDC License, (2) grant of an exclusive license to CDC pursuant to Section 10.5.3 of the CDC License and/or Section 2.04(d) of that certain BEMA License Agreement, between Arius and Arius Two, Inc. (“Arius Two”), dated August 2, 2006, as amended (the “Arius Two License”), and (3) assignment of certain Arius assets to CDC under the CDC License and/or Security Agreement (such termination, license grant, and assignment, a “CDC Termination Event”), with such rights granted to Meda pursuant to the Meda License surviving such CDC Termination Event in order to permit Meda to continue the undisturbed enjoyment of such rights under the Meda License; provided, however that BDSI, Arius and their respective affiliates shall automatically assign (without the need for any further act on the part of any person or entity), and hereby do assign to CDC free and clear of any and all liens and

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

other encumbrances, upon the occurrence of such CDC Termination Event, all of the rights and benefits of Parent, Arius and any of their respective affiliates under the Meda License (subject to any (i) rights and benefits of an Arius Two Assignee (as such term is defined in that certain BEMA Acquisition Consent, Amendment, and Waiver dated as of the date hereof between Parent, Arius, Arius Two, and CDC) under the Arius Two License (or any subsequent license entered into by an Arius Two Assignee and CDC pursuant to Section 2.04(d) of the Arius Two License) and (ii) subsequent assignment of rights and benefits under the Meda License to an Arius Two Assignee from CDC upon an Arius Two Termination Event, as defined in the Arius Two License; provided further, however, that in no event shall the foregoing assignment impose any costs or other obligations on CDC in excess of those imposed on CDC under the CDC License.

WHEREAS, the CDC License and Security Agreement do not currently contemplate or permit Arius’ grant to Meda of the rights referenced above;

WHEREAS, CDC wishes to enable Arius to enter into the Meda License in order to maximize the commercial success of the Licensed Product by executing this Consent; and

WHEREAS, the parties desire to amend the CDC License as set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Consent agree as follows:

1. Definitions. Any capitalized terms not separately defined in this Consent or by reference to the Meda License shall have the meaning provided in the CDC License.

2. Executed Meda License. Attached hereto as Exhibit A is a final and complete copy of the Meda License, together with final and complete copies of all other agreements entered into between Parent, Arius or any of their affiliates and Meda in connection with the Meda License (the “Collateral Documents”, and together with the Meda License, the “Meda Transaction Documents”). Except for the Meda Transaction Documents attached as Exhibit A, there are no other agreements, side letters or other understandings between Parent, Arius, or any of their affiliates and Meda related to the subject matter of the Meda License. The parties acknowledge and agree that the consent of CDC is subject to the foregoing statements being true and correct.

3. Consents. Effective upon the execution of the Meda License, CDC agrees, notwithstanding anything to the contrary in the CDC License or Security Agreement, that (i) Arius shall be entitled to grant Meda rights under the Program Data to (1) develop the Licensed Product for use and sale in the Territory (as defined in the Meda License) and (2) make and have made Licensed Product for such development purposes, including, with respect to (1) and (2), a right of reference to all Program Data solely for purposes of developing and obtaining regulatory approval of the Licensed Product in the Territory (as defined in the Meda License), (ii) Arius shall be entitled to grant Meda the right under the Program Data, effective upon the initial Governmental Approval (as defined in the Meda License) of the Licensed Product in the Territory (as defined in the Meda License), to make and have made Licensed Product for sale in the Territory (as defined in the Meda License) and use, have used, market, advertise, promote, distribute, offer for sale, and sell the Licensed Product in the Territory (as defined in the Meda License), as contemplated and required by the Meda License, and (iii) upon a CDC Termination Event, such rights granted to Meda pursuant to

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

the Meda License shall survive such CDC Termination Event, in order to permit Meda to continue the undisturbed enjoyment of such rights under the Meda License, and Parent, Arius and their respective affiliates shall automatically assign (without the need for any further act on the part of any person or entity), and hereby do assign to CDC free and clear of any and all liens and other encumbrances, upon the occurrence of such CDC Termination Event, all of the rights and benefits of BDSI, Arius and any of their respective affiliates under the Meda License (subject to any (i) rights and benefits of any Arius Two Assignee (or any subsequent license entered into by any Arius Two Assignee and CDC pursuant to Section 2.04(d) of the Arius Two License) and (ii) subsequent assignment of rights and benefits under the Meda License to an Arius Two Assignee from CDC upon an Arius Two Termination Event); provided further, however, that in no event shall the foregoing assignment impose any costs or other obligations on CDC in excess of those imposed on CDC under the CDC License. Upon an Arius Two Termination Event following a CDC Termination Event, CDC shall automatically assign, and hereby does assign, all rights and benefits under the Meda License to Arius Two, free and clear of all liens, claims, and encumbrances, as contemplated by the Meda License. CDC consents (a) under Section 8.5.1 of the CDC License to Arius’ granting of rights to Meda under the Meda License and (b) to the amendment of the Arius Two License pursuant to amendments thereto in substantially the forms attached hereto as Exhibit B.

4. Amendments to Meda Transaction Documents. Arius and BDSI agree that they will not enter into any amendment or otherwise modify any of the Meda Transaction Documents in a manner that would adversely affect the rights of CDC under the CDC License without the prior written consent of CDC (which consent may be withheld at CDC’s sole discretion). The parties acknowledge and agree that the consent of CDC contained herein is subject to Arius and BDSI agreeing to the foregoing restrictions.

5. Net Sales. Arius and BDSI agree and acknowledge that ***, and CDC agrees and acknowledges that, notwithstanding anything to the contrary, ***.

6. Amendment to CDC License. The parties hereby agree that Section 10.7 of the CDC License shall be amended by deleting the parenthetical phrase “(provided, however, that the royalty obligation shall be prorated and the amounts due shall be based upon the royalty rates set forth in Sections 6.6.1(a) and 6.6.1(b) multiplied by the fraction calculated as follows: the numerator shall be the aggregate Upfront Payment and Periodic Payments advanced CDC to Company and the denominator shall be $7,000,000)” contained in such Section 10.7.

7. License to Continue in Full Force and Effect. To the extent that the terms of the CDC License or Security Agreement are varied by this Consent, such variations shall be deemed to be lawfully made amendments to the CDC License pursuant to Section 11.5 thereof and to the Security Agreement pursuant to Section 7.1 thereof. Except as they may be modified by this Consent, the CDC License and Security Agreement shall remain unchanged and in full force and effect.

8. Governing Law. This Consent shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its conflicts of laws rules.

9. Counterparts. This Consent may be executed in two or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument. Signatures to the Consent may be transmitted via facsimile and such signatures shall be deemed to be originals.

10. Third Party Beneficiary. Meda shall be an intended third party beneficiary to this Consent for the sole purpose of enforcing Section 3 of this Consent.

[Signature page to follow]

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

IN WITNESS WHEREOF, the parties have executed and delivered this Consent as of the Consent Date.

ARIUS PHARMACEUTICALS, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President and CEO

CDC IV, LLC

By:	/s/ David Ramsey
Name:	David Ramsey
Title:	Partner

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